Exhibit 99.1
NOTICE TO HOLDERS OF RECORD ON AUGUST 28, 2007
OF
3.25% CONVERTIBLE SENIOR DEBENTURES DUE 2034 (“DEBENTURES”)
OF
WILD OATS MARKETS, INC. (CUSIP 96808B AA5 & AB3)
     Reference is hereby made to the subject Indenture, dated as of June 1, 2004 (“Indenture”), by and between Wild Oats Markets, Inc (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein shall have the respective meaning set forth in the Indenture.
     On August 28, 2007, Whole Foods Market, Inc. (“WFM”) became the direct or indirect “beneficial owner,” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of more than 50% of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in the election of directors. This resulted in a Fundamental Change.
     On August 31, 2007, WFMI Merger Co., a wholly-owned subsidiary of WFM, merged with and into the Company (the “Merger”), and pursuant thereto, each share of Common Stock of the Company has been converted into the right to receive $18.50 in cash. The Merger was declared effective by the Secretary of State of Delaware on August 31, 2007.
Make-Whole Premium
     The Company will pay to holders of record on August 28, 2007 (the date of the Fundamental Change), a make-whole-premium (a “Make-Whole Premium”) of $9.2631 million, or $80.5483 per $1,000 principal amount of Debentures. The Make-Whole Premium is payable on September 21, 2007 to holders of record as of August 28, 2007. The payment will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     The Company will also send a Fundamental Change Notice to the holders of record on August 28, 2007 that, among other items, will set forth the foregoing information regarding the Make-Whole Premium.
     The Company’s calculation of the Make-Whole Premium is set forth below:

	Provided by:		Average
Quote Date	RBC	JPM	Market Bid

2/21/07	109.000	108.4099	108.7050

2/20/07	109.125	107.4266	108.2758

2/16/07	108.500	107.5622	108.0311

2/15/07	107.500	107.7996	107.6498

2/14/07	107.625	107.6000	107.6125

Average 5 Day Closing Trading Prices			108.0548

Less: Par Value			100.0000

Equals: Percentage Premium per Bond			8.0548%

Multiplied by: Number of Bonds Outstanding (in millions)			115.0000

Make Whole Premium (in millions)			$9.2631

Implied Purchase Price per Bond			$1,080.5483

Conversion Rights of Holders
     As a result of the Merger, the Debentures may be surrendered for conversion at any time until and including Friday, September 28, 2007. Prior to the Merger, the Conversion Rate of the Debentures was 56.5099 shares of Common Stock for each $1,000 principal amount of Debentures. After giving effect to the Merger, each $1,000 principal amount of Debentures may be converted into the right to receive $1,045.44 in cash.
     In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office (U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Specialized Finance Department), such Debenture with the original or facsimile of the form entitled “Form of Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by Section 15.02 of the Indenture. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07 of the Indenture.
     In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 15.02 of the Indenture and any transfer taxes if required pursuant to Section 15.07 of the Indenture.